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                                                                   EXHIBIT 10.38

June 11, 1993


                                                                         2766.03



Film Roman, Inc.
c/o Dern & Vein
1901 Avenue of the Stars,
Suite 400
Los Angeles, California 90067

Attention:  Jon F. Vein, Esq.

Bluebird Toys (UK) Limited
c/o Alexander, Halloran, Nau & Shanker
2029 Century Park East, Suite 1260
Los Angeles, California 90067

Attn: L. Wayne Alexander, Esq.

     Re: "MIGHTY MAX"

Gentlemen:

This letter will confirm the basic terms of the agreement between Film Roman, Inc. ("FRI"), Canal+ Droits Audiovisuelles, SNC ("C+") and Bluebird Toys (UK) Limited ("Bluebird") regarding the development, production, distribution and other exploitation of the animated television series presently known as "MIGHTY MAX" (the "Series") which is to be based on the toy property of the same name (the "Property") owned by Bluebird. Those terms are as follows:

1.  Conditions Precedent.

C+'s obligations hereunder are subject to satisfaction of the following conditions precedent:

A. C+'s approval of the chain of title documentation with respect to the Property and the Series. This condition will be deemed satisfied upon C+'s receipt of a signed Assignment Agreement from Breslow, Morrison, Terzian & Associates, Inc. to Bluebird, in a form satisfactory to C+;

B. C+ and FRI's approval of the primary terms of a distribution agreement with Bohbot Entertainment, Inc. which are acknowledged
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in writing by Bohbot.  C+ and FRI acknowledge they have given such approval;

C.  Bluebird's execution and delivery to C+ of this Letter Agreement; and

D. FRI's execution and delivery to C+ of this Letter Agreement, the Security Agreement, Assignment and Mortgage of Copyright attached hereto as Exhibit "E", and any other documents reasonably requested by C+ to secure its first priority security interest in the Series.

2.  Production Financing for Initial Thirteen Episodes.

(a) C+ will provide financing for the production of the first thirteen (13) episodes of the Series up to a maximum of Three Hundred Thousand Dollars ($300,000) per episode, not including overhead or executive producer fees to FRI or C+. The parties acknowledge that the aforesaid budget sum shall include the cost of all residuals for the first run distribution of the Series in the United States by Bohbot. A copy of the mutually approved budget is attached hereto as Exhibit A. FRI shall provide C+ with a final cost report within ninety (90) days following completion and delivery of the last episode and any savings from the budget shall be returned promptly to C+. C+ shall not be required to provide financing for more than Three Hundred Thousand Dollars ($300,000) per episode. The payment of the foregoing sums shall be pursuant to the Cash Flow Schedule attached hereto as Exhibit "B", it being understood that C+ shall not be required to provide any production financing until the satisfaction of all conditions precedent. The last Forty Thousand Dollars ($40,000) in financing shall not be paid until after C+'s receipt of the final cost report and final delivery and acceptance of all delivery items. All financing provided by C+ in connection with the Series, including any financing provided in connection with subsequent episodes or other productions and all accrued interest, is hereinafter sometimes referred to as the "C+ Investment". Interest shall be charged at PIBOR + 1-1/2%, shall be compounded quarterly and shall be recouped before principal. Notwithstanding the foregoing, C+ agrees that interest shall not begin to accrue until after delivery of the thirteenth (13th) episode.

(b) FRI shall be entitled to receive an overhead fee of fifteen percent (15%) and an executive producer fee of Fifteen Thousand Dollars ($15,000) per episode, all of which shall be deferred. Two-thirds (2/3) of the fifteen percent (15%) overhead fee, up to a maximum of Thirty Thousand Dollars ($30,000) per episode (the "Deferred Overhead Fee"), shall be recouped by FRI as further
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provided in subparagraph 8(a) below.  One-third (1/3) of the fifteen percent
(15%) overhead fee (the "Second Deferred Overhead Fee") and the Fifteen Thousand Dollar ($15,000) per episode executive producer fee (the "Deferred Executive Producer Fee") shall be recouped as further provided in subparagraph 8(a) below. Notwithstanding the foregoing, the parties agree that the Second Deferred Overhead Fee and the Deferred Executive Producer Fee shall be shared equally between FRI and C+. Neither FRI nor C+ shall be entitled to take overhead fees, producer or executive producer fees or other production fees, other than as specifically provided in this Paragraph 2(b).

(c) If C+ approves any enhancements to the budget in its sole discretion, C+ shall provide financing for such enhancements and C+ shall be entitled to recoup such additional financing as part of the C+ Investment. C+ agrees to pay up to One Thousand Five Hundred Dollars ($1,500) per episode above the approved budget for certain delivery materials, which costs shall be included within the C+ Investment. FRI shall be solely responsible for all production overages which are not approved by C+ and which are not covered by insurance.

3.  Production Financing For Subsequent Episodes.

(a) C+ shall have the right, but not the obligation, to provide production financing on all subsequent episodes of the Series produced hereunder on the same terms and conditions as are applicable to the first thirteen (13) episodes, subject to reasonable decreases in the budget. Notwithstanding the foregoing, provided the budget for subsequent episodes of the Series does not exceed Three Hundred Fifteen Thousand Dollars ($315,000) inclusive of FRI's overhead fee if C+ agrees to finance the production of an additional order of fewer than twenty-six (26) episodes, C+ agrees that FRI shall have the right to include an overhead fee of up to seven and one-half percent (7 1/2%) on a non-deferred basis. If C+ agrees to finance the production of an additional order of twenty-six (26) or more episodes, C+ and FRI agree the budget for such episodes shall not exceed Two Hundred Eighty Thousand Dollars ($280,000) per episode plus a seven and one-half percent (7 1/2%) overhead fee on a non-deferred basis. Any part of the seven and one-half percent (7 1/2%) overhead fee that must be deferred to retain the budget at Three Hundred Fifteen Thousand Dollars ($315,000), if applicable, shall be treated as part of the Deferred Overhead Fee and shall be recouped by FRI as provided in subparagraph 8(a) below. The remaining seven and one-half percent (7 1/2%) of the overhead fee, for a total overhead fee of fifteen percent (15%), shall be treated as part of the Second Deferred Overhead Fee and
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shall be recouped by FRI and C+ as provided in subparagraph 8(a) below.

(b) FRI shall provide C+ with a detailed written proposal regarding the production of additional episodes which shall include the proposed budget, production schedule, method of distribution in the U.S. and other information reasonably requested by C+, and C+ shall have thirty (30) days from C+'s receipt of such proposal and additional information within which to elect to provide production funding. Notwithstanding the foregoing, C+ shall not be required to make such election with respect to the first episodes to be produced after the initial thirteen (13) until after the later of January 1, 1994 or C+'s receipt of U.S. television ratings and barter sales information and Non-Toy Merchandising Rights (as defined in subparagraph 7(a)) sales information for the last quarter of 1993. Such sales information at a minimum shall consist of information regarding the number of outstanding licenses, the total amount of advances and guarantees and the amount of all Christmas 1993 orders.

(c) If C+ elects, in its sole discretion, not to provide production financing or fails to respond within the time limit specified in subparagraph 3(b) above, FRI shall have the right to seek financing from third parties; provided if subsequent to C+'s election not to provide such production financing there are any "changed material elements," whether creative or financial, including but not limited to FRI's decision to produce the episodes for a lower budget, or to produce fewer episodes, or to use a different format, FRI must first offer C+ the opportunity to provide production financing for the episodes with such changed elements before offering such rights to a third party. If C+ elects not to provide production funding and a third party actually provides production funding, C+'s right to provide future production funding shall lapse.

(d) If C+ wishes to proceed with the production of additional episodes of the Series and FRI elects in its sole discretion not to provide animation services in connection with such episodes, C+ shall have the right to proceed with another animation company. Bluebird shall have approval over the selection of any such other animation company, which approval shall not unreasonably be withheld.

4.  Production of the Series.

(a) FRI shall produce, complete and deliver thirteen (13) one-half (1/2) hour animated programs for the Series, which will be completed and delivered to C+ and Bohbot pursuant to the production schedule attached hereto as Exhibit "C". The episodes
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shall be produced as first rate quality animation meeting at least the same production and content standards as similar programming being produced for initial broadcast on a U.S. national free television network. FRI shall deliver to C+ at the place or places designated by C+, at FRI's sole cost and expense, (i) all the items ("Delivery Items") specified in Exhibit "D" attached hereto, in the form set forth in Exhibit "D" or otherwise in a form acceptable to the reasonable satisfaction of C+ consistent with first class animation standards; and (ii) executed laboratory access letters in the form of Exhibit "F" attached hereto with respect to the film and audio materials for the Series. Both FRI and C+ shall have permanent, joint access to all laboratory materials and neither party shall remove any such materials from the laboratory without the other party's consent. All animation cels shall be mutually controlled by FRI, C+ and Bluebird. All revenue derived from the sale of animation cels shall be treated as Series Distribution Rights revenues hereunder. FRI shall deliver to Bohbot at FRI's sole cost and expense all elements that are required for delivery pursuant to the Bohbot Agreement. Tender of delivery shall be completed no later than December, 1993. In this regard, FRI acknowledges that time is of the essence.

(b) FRI will furnish the non-exclusive services of Phil Roman, Rob Hudnut and Mark Zaslov in connection with the production of the Series; provided FRI shall have the right to replace or terminate Hudnut and/or Zaslov after full and meaningful consultation with C+.

(c) FRI will keep C+ fully informed at all times as to the status of production and will provide C+ and Bluebird with not less than monthly cost reports. C+ and Bluebird shall have customary rights to audit and inspect the books and records of FRI at any time or times, during regular business hours upon reasonable advanced notice, to confirm the accuracy of the cost of production of the Series.

(d) FRI agrees to obtain general liability, workman's compensation, errors and omissions, and all other customary animation production insurance and to name
C+, Bluebird and any other entities specified by C+ as additional insureds on all such policies, not including workers compensation insurance. Such insurance shall be primary and not contributory, and shall provide for thirty (30) day notice to C+ and Bluebird prior to any cancellation. Certificates evidencing such insurance shall be delivered by FRI to C+ and Bluebird prior to the commencement of financing by C+. C+ acknowledges receipt of its certificate.
In addition, FRI shall make and retain copies of all materials in
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accordance with standard animation preproduction practices before shipping them.

(e) With respect to the production of any episodes subsequent to the initial thirteen (13), FRI agrees to engage Le Studio or another entity affiliated with C+ to perform layouts or other services that are contracted out by FRI, provided Le Studio or such other entity is available and can perform such services for the budgeted amount and within the scheduled time and is mutually acceptable on a creative basis.

(f) If C+ agrees to provide financing for the production of additional episodes of the Series subsequent to the first thirteen (13) episodes, and FRI is willing to produce such episodes, FRI shall produce such episodes on the same terms and conditions as are applicable to the first thirteen (13) episodes, unless provided otherwise herein.

(g) Bluebird shall be entitled to receive an episodic royalty in the amount of Ten Thousand Dollars ($10,000) per episode for the first thirteen (13) episodes and for any additional thirty (30) minute episodes which are produced within the same budget range for broadcast on a once per week basis. With respect to all other productions, including but not limited to productions of other lengths, productions with other budget ranges, and productions which are produced on a stripped basis (i.e., intended for broadcast five (5) times per week), the amount of the royalty shall be subject to good faith negotiation. The applicable royalty shall be payable on the earlier of completion of production of the applicable episode or the last payment made by C+ to FRI of the non-deferred portion of the production financing for such episode.

5.  Series Distribution Rights.

(a) C+ shall have the exclusive and irrevocable right in perpetuity throughout the universe to distribute in any and all media, whether now known or hereafter discovered, all episodes of the Series financed by C+ in whole or in part pursuant to this agreement (the "Series Distribution Rights"). With respect to the international exploitation of the Series, C+ shall charge a distribution fee of thirty percent (30%) for Western Europe and thirty-five percent (35%) for the rest of the world (inclusive of all subdistributors) and shall next recoup its reasonable distribution costs in connection with the Series. All remaining revenues shall be distributed as provided in Paragraph 8 below. With respect to exploitation of the Series in the United States, C+ shall charge a distribution fee of thirty-five percent (35%) for barter sales, twenty-five percent (25%) for cash sales and seventeen and one-half percent (17 1/2%) for cable sales if it
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distributes the Series directly, or, alternatively if C+ uses a subdistributor,
C+ shall not take any "override" on the distribution fees actually charged by such subdistributor, including but not limited to Bohbot, and C+ shall next recoup its distribution costs. Neither C+ nor FRI shall charge any sales fee with respect to a sale by C+ to a U.S. national free television network.

(b) The Series Distribution Rights shall include all music publishing rights and all soundtrack album rights to the Series. C+ shall administer the music publishing rights in the United States for an administrative fee of five percent (5%) plus reasonable costs and outside the United States for an administrative fee of ten percent (10%), plus reasonable costs. Notwithstanding the foregoing, following recoupment of the C+ Investment, FRI shall administer the U.S. music publishing rights for a fee of five percent (5%) plus reasonable costs. C+ shall charge a fifteen percent (15%) distribution fee with respect to all soundtrack album agreements plus costs, which shall not exceed an additional ten percent (10%) of gross revenues. FRI, C+ and Bluebird shall be listed on all music cue sheets, provided applicable performing rights societies shall be directed to make all payments to C+. With respect to non-soundtrack records (including storytelling records) and road shows, FRI shall control U.S. rights and C+ shall control all foreign rights, provided the parties shall work together to make a worldwide deal unless there is a good business reason not to do so. Each party shall charge the same distribution fees in its territory as it charges with respect to merchandise licensing rights.

(c) C+ agrees to consult meaningfully in good faith with FRI and Bluebird with respect to distribution of the Series in the United States. Except as otherwise specifically set forth in this Letter Agreement, C+ shall have complete and exclusive discretion and control as to the time, manner and terms of distribution, exhibition and exploitation of the Series in accordance with such policies, terms and conditions and through such parties as C+ in its reasonable business judgment may determine proper or expedient and the decision of C+ on all such matters shall be binding and conclusive. C+ agrees that it shall exercise its reasonable business judgment solely in connection with the Series and not in relation to other properties or businesses controlled by C+.


(d) C+ agrees to license to FRI the home video rights to the Series in the United States and Canada on the following terms. FRI shall pay C+ an advance payment of One Hundred Thirty
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Thousand Dollars ($130,000) (the "Advance"), which payment shall be deducted by
C+ from the last production financing payment payable to FRI with respect to the first thirteen (13) episodes pursuant to Exhibit "B." FRI shall guarantee C+ receipts of Two Hundred Thousand Dollars ($200,000) (the "Home Video Guarantee") during the first three (3) years following delivery of the thirteenth (13th) episode to C+. If C+ finances the production of twenty-six (26) or more additional episodes and the Series is broadcast in the United States on a stripped basis, the Advance will be increased by Seventy Thousand Dollars ($70,000), the Home Video Guarantee will be increased by Fifty Thousand Dollars ($50,000) and the period in which FRI must pay the Home Video Guarantee will be extended by one (1) year. The additional Seventy Thousand Dollar ($70,000) Advance shall be deducted by C+ from the last production financing payment payable to FRI with respect to the additional twenty-six (26) episodes. If C+ has not received the Home Video Guarantee by the end of the aforesaid applicable period, FRI shall pay C+ the difference between the Home Video Guarantee and the amount actually received by C+ at the end of the three (3) or four (4) year period, as applicable. It C+ does not receive Five Hundred Thousand Dollars ($500,000) of U.S. and Canada home video income within the first ten (10) years of the home video term, all domestic home video rights shall revert to C+, subject to any existing U.S. and Canada licenses. FRI shall charge a twenty-five percent (25%) distribution fee, inclusive of all subdistributors. FRI shall consult meaningfully and in good faith with C+ regarding any home video agreement, which consultation shall include informing C+ of the potential parties and terms of any deal and giving C+ an opportunity to discuss them before FRI enters into any agreement. FRI shall not have the right to enter into any home video agreement which would result in the payment of a royalty of less than fifteen percent (15%) without C+'s prior approval, which shall not unreasonably be withheld. FRI shall pay all residuals payable with respect to the U.S. and Canada home video exploitation and shall deduct such residuals as a distribution expense.

(e) If C+ elects not to provide financing for at least fifty-two (52) episodes of the Series, and FRI obtains financing from an alternative source and actually produces additional episodes of the Series, the rights jointly acquired by FRI and C+ from Bluebird hereunder shall revert to FRI and FRI shall have the right to find a substitute financier for the Series, subject to the following: (i) C+ shall retain all Series Distribution Rights to the episodes financed by C+ as provided in subparagraph 5(a) above; (ii) C+ shall retain one hundred percent (100%) of the "C+ Participation" (as defined in subparagraph 8(b) below) until such time as it has fully recouped the C+ Investment and one-half
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(1/2) of each of the Second Deferred Overhead Fee and Deferred Executive
Producer Fee; (iii) the C+ Participation shall be reduced as provided in subparagraph 8(d) below after C+'s recoupment of the C+ Investment and one-half (1/2) of each of the Second Deferred Overhead Fee and Deferred Executive Producer Fee; and (iv) C+ and FRI shall each retain a first negotiation/last refusal right to exploitation of the New Characters (as defined in Paragraph 11) in audio/visual media outside of the "MIGHTY MAX" universe, including but not limited to spinoffs. A right of "first negotiation/last refusal" as used throughout this agreement shall mean a thirty (30) day right of first negotiation and a ten (10) day right of last refusal following written notice which includes the name of the parties and all financial terms of any bona fide third party offer which would be acceptable; it being understood that such third party offer shall not include any term which is not reasonably and readily performable by one party as any other. If the party with the last refusal right does not match the third party offer, the other party or parties may enter into the agreement with the specified third party on terms that are not less favorable than those submitted to the party with the last refusal right; provided if the aforesaid third party offer is not then accepted the last refusal right shall be applicable to each new bona fide third party offer.

(f) If FRI does not provide animation production services in connection with at least fifty-two (52) episodes of the Series due to FRI's election not to provide such services and C+ obtains animation production services from another animation company the rights jointly acquired by FRI and C+ from Bluebird shall revert to C+, subject to the following: (i) FRI shall retain one hundred percent (100%) of the FRI Participation (as defined in subparagraph 8(b) below) until such time as it has fully recouped the Deferred Overhead Fee and one-half (1/2) of each of the Second Deferred Overhead Fee and Deferred Executive Producer Fee;
(ii) the FRI Participation shall be reduced as provided in subparagraph 8(d) below after FRI's recoupment of the Deferred Overhead Fee and one-half (1/2) of each of the Second Deferred Overhead Fee and Deferred Executive Producer Fee; and (iii) C+ and FRI shall each retain a first negotiation/last refusal right in to exploitation of the New Characters in audio/visual media outside of the "MIGHTY MAX" universe, including but not limited to spinoffs.

6.  Videogame Distribution Rights.

(a) FRI shall have the exclusive right to create, produce and/or exploit and/or authorize others to create, produce and/or exploit all types of videogames throughout the universe during the period commencing immediately and continuing as long as FRI and/or C+
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have the right to produce new productions hereunder (the "Videogame Distribution
Rights"). IF FRI and/or C+'s production rights expire pursuant to Paragraph 12 below, FRI's right to act as the licensing agent for the Videoram Distribution Rights shall expire concurrently. FRI shall receive a licensing fee of twenty-five percent (25%) of the gross receipts actually received by FRI from exploitation of such rights, inclusive of all subdistributors and all costs.
For purposes of this agreement, videogame shall mean all electronic devices, mechanical devices or devices utilizing other processor whether now known or hereafter developed and all software programs therefor embodying the Property or the Series, in whole or in part, whether such devices or means of software programming are now known or hereafter developed, which permit interactivity between the user and the device, including without limitation personal computer systems, CD-ROM/I/XA ("bolt on devices" or otherwise), the Nintendo
Entertainment System, Nintendo Game Boy, the Super Nintendo Entertainment
System, the Sega Master System, Sega Game Gear, the Sega Genesis System, NEC Turbo Graphics, the 3DO system, arcade games, holographic systems and virtual reality; provided, however, Bluebird has retained the right to create, produce and/or exploit and/or authorize others to create, produce and/or exploit handheld electronic games which are completely self-contained and do not require a separate cartridge or other external software. If FRI desires to use animation from episodes of the Series in videogames or to create new animation for such videogames which would be directly competitive with the Series animation, FRI must obtain C+'s prior written approval, which approval shall not unreasonably be withheld. If C+ agrees to such use of the animation, FRI may use it in videogame licenses without making any additional payments other than the actual costs. FRI acknowledges and agrees that any agreements entered into by FRI with respect to the videogames shall not conflict or interfere with any broadcasting or home video rights in any Series Distribution Rights agreements. Until C+'s recoupment of the C+ Investment and C+'s share of the Second Deferred Overhead Fee and the Deferred Executive Producer Fee, FRI will forward to C+ all revenues received by FRI from the exploitation of the Videogame Distribution Rights less FRI's distribution fee within fifteen (15) days following FRI's receipt of any such payments. FRI shall pay all residuals, it any, with respect to exploitation of the Videogame Distribution Rights and shall deduct such residuals as a distribution expense. C+ shall have a first priority security interest in all revenue derived from exploitation of the Videogame Distribution Rights until recoupment of the C+ Investment.

(b) If FRI does not make a worldwide videogame deal and elects to use a sublicensing agent outside of the United States, FRI shall
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engage C+ as its sublicensing agent.  If FRI ceases to function as a licensing agent with respect to the Videogame Distribution Rights or stops providing animation production services in connection with subsequent episodes, C+ shall have an exclusive right of first negotiation for a period of fifteen (15) days with Bluebird to acquire the right to act as the licensing agent with respect to such rights. FRI shall consult in good faith with C+ regarding the licensing of all videogame rights, which consultation shall include but not be limited to, discussing all parties and material financial terms before entering into any agreement.

(c) Bluebird shall have the same creative approval rights with respect to the Videogame Distribution Rights as it has with respect to the Series.

[PAGE 12 IS MISSING.]

period. Bluebird also agrees that C+ shall have an exclusive first negotiation right for a period of fifteen (15) days following receipt of written notice from Bluebird or C+ to be engaged as Bluebird's merchandise licensing agent in those territories outside the United States not granted to DRI and/or LCI. If the parties do not reach agreement during such period, Bluebird shall have the right to engage a third party as its merchandising agent in the applicable territory.

(b) FRI, C+ and Bluebird agree if DRI loses any of its licensing rights outside of the United States in territories in which C+ or a related company (e.g., Ellipse) has a direct licensing presence (i.e., with full time employees), C+ automatically shall acquire such rights and shall charge the same fees as charged by DRI for such territory and shall be subject to the same performance standards. In territories outside of the United States in which C+ does not have a direct licensing presence, Bluebird shall negotiate in good faith exclusively with C+ for a period of fifteen (15) days before negotiating with any third party with respect to the acquisition of such rights. The parties further have agreed that if DRI and/or its sublicensing agent, LCI, loses any of its licensing rights in tho United States, then, if FRI has a direct licensing presence in the U.S., FRI shall acquire such rights and shall charge a licensing fee of twenty-five percent (25%). The foregoing is contingent upon C+ and/or FRI, as applicable, having a viable merchandising/licensing company at the time it acquires such rights, which includes at least one person employed on a full time basis to do licensing and C+ and/or FRI having the right to produce new productions pursuant to this Agreement.
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(c) The parties agree that if they succeed in arranging a merchandising and licensing agreement in Japan with Bandai or a related entity, no party hereto shall charge a distribution fee with respect to such agreement. The foregoing shall not prevent C+ from charging a distribution fee on Series Distribution Rights or FRI from charging a distribution fee on Videogame Distribution Rights to the extent such rights can be separated out. If all rights (i.e., merchandising and licensing, Series Distribution and Videogame Distribution Rights) are sold in Japan as one package, no party shall charge a distribution fee unless the parties agree otherwise.

(d) Bluebird shall have the same creative approval rights with respect to Non-Toy Merchandising Rights as it has with respect to the Series, including the right to approve each specific proposed merchandising item. Items included on
Schedule I are deemed preapproved. Bluebird also shall have the right to maintain quality controls and approve the inclusion of new items within the Non-Toy Merchandising Rights, provided Bluebird shall not exercise such approval rights so as to frustrate the purpose and intent of this agreement.

8.  Distribution of Gross Receipts.

(a) Subject to the terms of this agreement, C+ shall be entitled to receive one hundred percent (100%) of the gross receipts derived from all sources from the exploitation of the Property and the Series episodes financed by C+, excluding only Toy Merchandising Rights, which rights have been reserved by Bluebird, less only distribution fees, merchandising and licensing fees, agency fees and any costs which have been agreed to by FRI, C+, and Bluebird, including but not limited to, fees payable and costs deductible by Bohbot, C+ and FRI, as applicable, all on a cross-collateralized basis (hereinafter the "Available Revenue"), until such time as C+ has recouped all of the C+ Investment. The sources of revenue include, but are not limited to, revenues from exploitation of the Series Distribution Rights, the Non-Toy Merchandising Rights, the Videogame Distribution Rights (including the interactive rights), all music publishing and soundtrack albums, non-soundtrack albums (including story telling), road shows, and exploitation of any and all other ancillary or subsidiary rights owned and/or controlled by FRI and/or C+. For purposes of determining recoupment interest shall be recouped before principal. Until C+ recoups the C+ Investment, C+ shall receive payments directly from the authorized licensing agents (e.g., currently Bohbot with respect to U.S. television syndication rights, DRI with respect to Non-Toy Merchandising Rights and FRI with respect to Videogame Distribution Rights and U.S. and Canadian home video rights) and
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C+ shall account to FRI and Bluebird on a regular quarterly basis.  After C+ has recouped all of the C+ Investment, FRI shall be entitled to receive one hundred percent (100%) of the Available Revenue until FRI has recouped one hundred percent (100%) of the Deferred Overhead Fee. After FRI has recouped all of the Deferred Overhead Fees, FRI and C+ shall share equally on a dollar for dollar basis one hundred percent (100%) of the Available Revenue until FRI and C+ have recouped one hundred percent (100%) of the Second Deferred Overhead Fee and the Deferred Executive Producer Fee. All payments from the authorized licensing agents shall be collected by C+ and disbursed to C+ and/or FRI, as applicable, until full recoupment by C+ and FRI of the Second Deferred Overhead Fee and the Deferred Executive Producer Fee.

(b) After (i) C+'s recoupment of one hundred percent (100%) of the C+ Investment, (it) FRI's recoupment of one hundred percent (100%) of the Deferred Overhead Fee, and (iii) FRI and C+'s recoupment of one hundred percent (100%) of the Second Deferred Overhead Fee and the Deferred Executive Producer Fee, gross receipts shall be shared by C+, FRI and Bluebird as follows:

A.  Series Distribution Rights.

All gross receipts from C+'s exercise of the Series Distribution Rights will be applied and disbursed on an ongoing basis in the following order of priority:

(i) C+ will first withhold and retain therefrom its applicable distribution fees (not including any fee for the U.S. if it does not distribute directly). C+ shall not take any override on Bohbot syndication distribution fees in the U.S.

(ii) C+ will next withhold and retain therefrom an amount equal to all C+ actual, direct expenses paid or accrued by C+ from the exercise of the Series Distribution Rights, including but not limited to music reuse fees, residuals, taxes and dubbing costs, which costs shall be reasonable and customary and shall be net of all discounts and rebates to C+, if any. Distribution expenses shall not include any overhead or staff employee salary charges.

(iii) C+ will next pay the remaining balance forty percent (40%) to C+, forty percent (40%) to FRI and twenty percent (20%) to Bluebird.

B.  Non-Toy Merchandising Rights.
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All gross receipts from the exercise of Non-Toy Merchandising Rights will be applied and disbursed on an ongoing basis in the following order of priority:

(i) DRI, LCI, C+, FRI and/or any other authorized licensing agent (hereinafter the "Licensing Agent") will first withhold and retain an administration/licensing fee in an amount that has been approved by C+, FRI and Bluebird, which will be inclusive of all third party fees and commissions.

(ii) The Licensing Agent will next pay to C+ any participations in merchandising revenues that have been granted to broadcasters as part of any series distribution agreement and C+ will pay such amounts to the applicable broadcasters.

(iii) DRI will next pay to Bluebird on receipt of invoice the expenses which Bluebird is entitled to recoup pursuant to its agreement with DRI. FRI and C+ shall be provided with copies of such invoices.

(iv) The Licensing Agent will next pay the remaining balance Bluebird, which shall disburse it one-third (1/3) to C+, one-third (1/3) to FRI and one-third (1/3) to Bluebird.

C.  Videogame Distribution Rights.

All gross receipts from FRLG's exercise of the Videogame Distribution Rights will be applied and disbursed on an ongoing basis in the following order of priority:

(i) FRLG will first withhold and retain therefrom a distribution fee in the amount of twenty-five percent (25%) of gross receipts.

(ii) FRLG will next pay to C+ any participations in the Videogame Distribution Rights that have been granted to any broadcasters as part of any series distribution agreement and C+ will pay such amounts to the applicable broadcasters.

(iii) FRLG will next pay the remaining balance one-third (/1/3) to C+, one-third (1/3) to FRI and one-third (1/3) to Bluebird.

D.  Other Distribution Rights.

All gross receipts from the exercise of all other distribution rights and sources not retained by Bluebird and not addressed in subparts A, B and C above will be applied and disbursed on an ongoing basis in the following order of priority.
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(i) The applicable authorized distribution entity will first withhold and retain an administration/distribution fee in an amount that has been approved by FRI, C+ and Bluebird.

(ii) The distribution entity will next withhold and retain an amount equal to its actual costs, provided such deduction of costs has been approved by FRI, C+ and Bluebird.


(iii) The distribution entity will next pay to C+ any participations in the applicable source of revenues that have been granted to broadcasters as part of any series distribution agreement, if any, and C+ will pay such amounts to the applicable broadcasters.

(iv) The distribution entity will next pay the remaining balance forty percent (40%) to C+, forty percent (40%) to FRI and twenty percent (20%) to Bluebird if the revenue is derived from the exploitation of audio visual rights, or alternatively, one-third (1/3) to C+, one-third (1/3) to FRI, and one-third (1/3) to Bluebird if the revenue is derived from the exploitation of merchandising and licensing rights. The parties agree that music publishing revenues from exhibition of the Series shall be shared on a 40:40:20 basis and all other ancillary revenues such as soundtrack album, literary publishing, and story cassettes shall be shared on a 1/3:1/3:1/3 basis.

The participations payable to C+ pursuant to subparagraphs 8(b)A.(iii), 8(b)B.(iv), 8(b)C.(iii) and 8(b)D.(iv) are collectively referred to herein as the C+ Participation. The participations payable to FRI pursuant to subparagraphs 8(b)A.(iii), 8(b)B.(iv), 8(b)C.(iii) and 8(b)D.(iv) are collectively referred to herein as the FRI Participation. The participations payable to Bluebird pursuant to subparagraphs 8(b)A.(iii), 8(b)B.(iv), 8(b)C.(iii) and 8(b)D.(iv) are collectively referred to herein as the Bluebird Participation.

(c) Bluebird shall be responsible for all third party participations granted by Bluebird, including but not limited to the participations payable to Breslow, Morrison, Terzian, and Associates, Inc. and Origin, if any, and any other inventors, out of the Bluebird Participation hereunder. FRI shall be responsible for all third party participations granted by FRI, including but not limited to, any participations granted to Mark Zaslov and Rob Hudnut, out of the FRI Participation hereunder. C+ shall be responsible for all third party participations granted by C+, excluding any participations granted to broadcasters as part of a series distribution agreement, (which such participations shall be deducted "off-the-top"), out of the C+ Participation hereunder.
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(d) Bluebird and FRI shall have approval over participations granted to broadcasters as part of a series distribution agreement, which approval shall not unreasonably be withheld. The parties acknowledge that participations of up to five percent (5%) of the Non-Toy Merchandising Rights revenues and Videogame Distribution Rights revenues after the deduction of all commissions and costs in a particular approved territory shall be deemed reasonable and that it is customary for such participations to be granted in most territories throughout the world.

(e) Notwithstanding anything to the contrary provided above, if at any time prior to the completion of production of fifty-two (52) episodes of the Series, FRI is required to seek financing from a party other than C+ due to C+'s election not to provide financing, or C+'s failure to provide financing which is not excused as a matter of agreement or law, for additional episodes, and FRI actually produces episodes with such third party financing, then following C+'s recoupment of the C+ Investment, the C+ Participation with respect to Non-Toy Merchandising Rights and Videogame Distribution Rights shall be decreased according to the formula set forth below. Similarly, if prior to the completion of production of fifty-two (52) episodes of the Series, FRI elects not to provide animation services in connection with the production of additional episodes and C+ provides financing for the production of such episodes with an animation company other than FRI, the FRI Participation shall be decreased according to the same formula. The applicable party's Participation shall be reduced to an amount that shall be calculated by multiplying the Participation by a fraction, the numerator of which is the number of episodes financed by C+ or produced by FRI, as applicable, and the denominator of which is the total number of episodes produced. Tho reduction in the participation shall only be effective (i) in the U.S. following the date on which the distributing entity accepts a firm written offer for the broadcast of new episodes in the U.S., provided such episodes are actually produced, and (ii) in all territories outside the U.S. following the date on which the distributing entity accepts a firm written offer for the broadcast of new episodes by a broadcaster in the EEC, provided such episodes are actually produced.

(f) The parties agree that each entity which is collecting revenues which will be disbursed to the other parties will credit the appropriate accounts for any withholding taxes on a dollar for dollar, pound for pound or other currency basis during the accounting period in which that credit is taken by the collecting entity as a credit against its domestic taxes. If the tax credit is available to the collecting entity but is not taken, such
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Page 17


amount will nonetheless be credited to gross revenues for the applicable source. If no such credit is available to the collecting entity, the collecting entity will cooperate with the other parties to allocate the credit to another party who could claim the credit, if possible. Bluebird shall contractually require that the same obligation be imposed on DRI pursuant to the agreement between Bluebird and DRI.

9.  Accountings.

(a) Accountings (not including production cost accountings) will be rendered by C+, FRI, DRI or Bluebird, as applicable, on a quarterly basis throughout the period in which C+ and/or FRI produce new episodes hereunder and for two (2) years after the production of the last episode produced hereunder, no more than sixty (60) days after the close of each quarterly accounting quarter.
Thereafter statements will be rendered semiannually for two (2) years and then annually, provided a party will not be required to render statements after a period of three (3) consecutive years in which there are no revenues received. Notwithstanding the foregoing, such party shall issue a statement if requested to do so in writing. After such three (3) year period, statements will be rendered without written request for accounting periods in which revenues are received. Statements will include reasonable detail as to the source and amount of all revenues and fees and items of recoupment. All payments pursuant to this paragraph will be made in U.S. dollars at the notice addresses set forth in paragraph 23, provided if payments are not made on a timely basis (i.e., within sixty (60) days after the close of the applicable accounting period), the paying party shall bear the risk of any currency fluctuations.


(b) Each statement will be deemed accurate and conclusively accepted if not contested, in good faith, during the period ("Contestability Period") commencing upon receipt of same and expiring thirty-six (36) months after the rendering of such statement. Items included in later statements which appeared in any earlier statement will not be subject to contest after the date such items are first deemed accurate and conclusively accepted. However, if a party delivers a written notice to the other objecting to one or more items of an accounting within the Contestability Period, and if such notice specifies in detail the items to which such party objects and the reasons for the objections, then such party may question the particular items objected to despite the expiration of the Contestability Period.
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(c) Upon reasonable notice, the parties may examine and extract or cause the other party's books and records of account relating solely to the Series and/or the Property to be examined and extracted; provided the parties shall have the right to examine the records of any transaction involved in an allocation of income or expenses. Such examination may be conducted no more than once each calendar year and during regular business hours at the place where the records are normally kept.

10.  FRI and Bluebird Guarantee.

FRI and Bluebird guarantee that C+ shall receive a total of not less than Seven Hundred Fifty Thousand Dollars ($750,000) from exploitation of the Videogame Distribution Rights and the Non-Toy Merchandising Rights over the five (5) year period commencing upon the execution hereof (the "Minimum Guarantee"). If C+ does not receive a total of Seven Hundred Fifty Thousand Dollars ($750,000) from exploitation of the Videogame Distribution Rights and the Non-Toy Merchandising Rights within the aforesaid period, then promptly following the expiration of the five (5) year period, FRI and Bluebird shall pay to C+ the difference between the Minimum Guarantee and the amounts actually received by C+ from such rights during the aforesaid period. Bluebird shall be responsible for Five Hundred Thousand Dollars ($500,000) of the Minimum Guarantee and FRI shall be responsible for Two Hundred Fifty Thousand Dollars ($250,000) of the Minimum Guarantee.

11.  Bohbot Agreement.

(a) FRI and C+ have agreed to engage Bohbot as a syndicator of the initial thirteen (13) episodes of the Series in the United States on terms to be mutually approved. The Bohbot Agreement shall provide, among other things, for
(i) a Bohbot guarantee that it has obtained commitments in sufficient quantities so as to guarantee the telecast of the Series in the United States commencing during the month of September 1993, with a clearance of at least seventy percent (70%) of the total television homes in the United States and (ii) direct payment to C+ of all revenues derived by Bohbot after the deduction of Bohbot's distribution fees and costs. In determining clearance in market areas, the parties shall refer to the A.C. Nielsen U.S. Television Household Estimates.

(b) All of the major terms and conditions of the form agreement to be used by Bohbot in connection with the television stations shall be subject to the prior approval of C+.

12. Bluebird Grant of Rights. Bluebird hereby grants to C+ and FRI the following rights and agrees as follows:
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(i) Bluebird hereby grants to C+ and FRI the exclusive rights to exploit the
Property in any and all media, whether now known or hereafter devised, throughout the universe in perpetuity (subject to Bluebird's reversion rights if less than fifty-two (52) episodes are produced), including without limitation in television series, spin-off series, theatrical motion pictures, videorams, music publishing, soundtrack and non-soundtrack (including story telling) recordings, stage shows, road shows, theme parks, videogames, interactive programs, and other rights of any kind therein, not including any Toy Merchandising Rights or other merchandising/licensing rights previously granted to DRI and/or LCI (collectively, the "Rights"). The Series Distribution Rights shall not be subject to reversion.

(ii) If FRI and C+ produce fewer than twenty-six (26) episodes of the Series, FRI and C+ shall have an additional period of twenty-four (24) months following broadcast of the last episode produced to commit to the production of new episodes and an additional twelve (12) months to commence production of such new episodes before the Rights revert to Bluebird; following any such reversion, FRI and C+ shall have an ongoing right of first negotiation/ last refusal to finance production of additional episodes. If FRI and C+ produce twenty-six (26) or more but fewer than fifty-two (52) episodes of the Series, FRI and C+ shall have an additional period of forty-eight (48) months following broadcast of the last episode produced to commit to the production of new episodes and an additional twelve (12) months to commence production of such new episodes before the Rights revert to Bluebird; following any such reversion, FRI and C+ shall have an ongoing right of first negotiation/last refusal to finance production of additional episodes. Any reversion of Rights shall be subject to preexisting licenses, including but not limited to exclusive grants of broadcast rights to the Series in particular territories. If FRI and/or C+ produce new episodes, the applicable time period referred to above shall be recalculated following broadcast of the last new episode.

(iii) If C+ provides financing for the production of fifty-two (52) or more episodes of the Series, the Rights shall be fully vested in C+ and FRI in perpetuity and following the production of the fifty-second (52nd) episode the Rights shall be under the joint control of FRI, C+ and Bluebird, with the exploitation of such Rights being subject to the majority vote (i.e., only two out of three votes shall be necessary), provided no party shall have the right to require any other party to spend any money.

(iv) Bluebird shall be responsible for all copyright and trademark registration and protection costs for the Property, other than the Series, throughout the world which it has already
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incurred, and FRI shall be responsible for the registration of all copyrights for the Series with the United States Copyright Office. FRI shall provide C+ and Bluebird with copies of all applications and copyright registration. The parties shall mutually determine what other trademarks and service marks should be registered and in what territories and classes, and such costs shall be deducted from the applicable revenue stream to which they relate.

(v) Bluebird will give good faith consideration to allowing a broadcaster to participate in revenues from Toy Merchandising Rights in the broadcaster's territory if Bluebird's failure to agree to such participation would have a significant impact on C+'s ability to enter into a favorable series broadcast license agreement in such territory. Bluebird's failure to agree to any such participation shall not be deemed a breach of this agreement.

(vi) All new characters and other materials created by FRI and/or C+, which are not furnished by Bluebird (herein referred to as the "New Characters")shall be deemed part of the Property and shall be treated in the same way as all existing materials included within the Property. Notwithstanding the foregoing, Bluebird agrees that FRI and C+ shall have a right of first negotiation/last refusal (matching rights) with regard to any audiovisual exploitation of any such New Characters separate and apart from the "MIGHTY MAX" universe.

13.  Controls.

(a) Bluebird shall have creative approval over the style guide and bible for the Series and any other production produced hereunder, which approval shall include the primary look of the characters, and Bluebird shall provide FRI and C+ with written guidelines for the characters which shall include permitted and prohibited behavior by the characters.

(b) Subject to Bluebird's creative approval rights, all major creative and business decisions in connection with the production of episodes of the Series shall be subject to FRI's and C+'s mutual approval; provided, in the event of a dispute, FRI's decision shall govern with respect to creative decisions and C+'s decision shall govern with respect to business decisions. The key creative decisions relating to the development and production of the Series shall include but not be limited to, the choice of principal voices, scripts, principal character descriptions and designs, and general plot outlines. FRI shall furnish C+ and Bluebird on a regular basis with copies of all scripts and other
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design elements, and shall provide C+ with access to all production materials.

(c) During the period that C+ and FRI retain production rights hereunder the decision to go forward with the production of a spinoff series, theatrical motion picture or any other derivative work based upon the Series or the Property, shall require the mutual agreement and approval of both C+ and FRI. Notwithstanding the foregoing, after Bluebird obtains a one-third (1/3) Vote, the decision to proceed with production of a new production shall be made as provided in subparagraph 12(iii) above. The relative participations of the parties with respect to such other productions shall be subject to good faith negotiation with this agreement as the basis assuming the parties are performing similar roles.

14. Copyright. The copyright in the episodes of the Series financed by C+ shall be owned equally by C+, FRI and Bluebird. If possible, the copyright notice for Bluebird will be the word Bluebird in its logo form in which the word Bluebird is spelled out with a bird perched over the letter "i."

15.  Credits.

(a) C+ and FRI shall receive the following end card credit (which shall include C+'s and FRI's moving logos) on all positive prints of the Series used or broadcast throughout the world:

A Production of FRI in association with C+.

(b) FRI agrees to include an "In Association With" production credit to C+ including C+'s logo, in all paid advertising issued by or under the direct control of FRI in which FRI's name appears, which credit to C+ shall be equal in all respects to FRI's credit. C+ agrees to comply with the same conditions with respect to all paid ads issued by or under the direct control of C+ in which C+ receives a production credit as opposed to a distribution company credit.

(c) C+ will have the right to include a logo distribution credit to C+ or a designated C+ company in the end credits on all copies of episodes of the Series distributed by C+.

(d) Bluebird shall receive a credit on screen in substantially the following form: "MIGHTY MAX" is a Bluebird character. The credit shall include the word "Bluebird" in Bluebird's logo style, and shall be accorded on a separate card in the same size of type as used for the producer/director/writer credits. If the
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Series is sold to a U.S.  national free television network, the form of the credit shall be subject to such network's approval.

16. FRI Representations, Warranties and Indemnifications. FRI represents, covenants and warrants to C+ and Bluebird as follows:

(a) The Series, when delivered to C+ and throughout the term will be free and clear of any claim, lien, encumbrance or litigation by any third party;

(b) FRI has obtained or will obtain all of the rights, permissions and licenses (including all music synchronization, master use, performance or other licenses) required to enable C+ to fully exploit the Series throughout the universe, including, but not limited to the right to use performers' names, likenesses and biographies to advertise and promote the Series, subject only to payment by C+ or its licensees of music performance fees to the appropriate performing rights societies (FRI representing that all such performing rights will be in the public domain, controlled by FRI or controlled by ASCAP, BMI or SESAC). FRI further agrees that all music shall be works made for hire for which FRI shall acquire all rights in perpetuity for all media unless FRI has obtained C+'s prior approval, not to be unreasonably withheld, to license music on a different basis;

(c) No part of the Series (including the sound synchronization thereof) nor C+'s exercise of any rights granted hereunder will infringe upon the trademark, trade name, copyright, right of privacy, property right or any other right of any person or entity;

(d) Good and sufficient copyright notice is or shall be affixed to the Series in accordance with the Universal Copyright Convention. The Series and the underlying literary property upon which the Series is based shall be registered for copyright in the United States Copyright Office (and FRI agrees to deliver to C+ such certificate of registration and application therefore as soon as is reasonably practicable after such items become available) and the Series will be protected under the copyright law during the term;

(e) FRI has the full power and authority to make this Agreement and has not done and will not do anything which interferes with the full performance of FRI's obligations or C+'s rights hereunder;

(f) That, other than the residuals which C+ is obligated to pay (i.e., non-U.S. residuals, U.S. residuals payable after the first run distribution of the Series in the United States and
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synch/music rights which have been approved by C+ as not perpetual pursuant to subparagraph 15(b)), all license fees, compensation, royalties, participations (third party or otherwise) granted by FRI, residuals, reuse payments, rerun fees and other amounts payable to any person, firm or entity which are now due or may become due in connection with the Series and its exploitation, including but not limited to the Videogame Distribution Rights, the U.S. and Canada home video rights, and the first run distribution of the Series in the United States have been or will be paid by or under the authority of FRI;

(g) FRI is a duly organized and existing corporation and presently in good standing under the laws of the State of California; this Letter Agreement has been duly authorized by all requisite corporate action of FRI, has been executed on its behalf by a duly authorized officer of FRI, and constitutes a valid and binding obligation of FRI, enforceable in accordance with the terms hereof;

(h) FRI has not sold, assigned, transferred, licensed or conveyed, and will not sell, assign, transfer, license or convey, to any person, firm or corporation, any right, title or interest in or to the Series, adverse to or derogatory of any of the rights, licenses or privileges herein granted or agreed to be granted to C+, and FRI will not exercise any right or take any action which might tend to derogate from or compete with any of the rights, licenses or privileges herein granted or agreed to be granted to C+.

(i) FRI has entered into or will enter into valid and binding written agreements with all persons rendering services in connection with the Series, and the results and proceeds of all said persons' services shall be either "works-made-for-hire" and shall be properly treated and designated as such in said persons' agreements with FRI, or shall be assigned to FRI to the extent necessary for C+ to exercise all rights granted hereunder;

(j) FRI shall not violate any guild agreement or governmental rule, regulation, law, statute or ordinance (including without limitation the provisions of Section 507 of the United States Federal Communications Act); and

(k) FRI hereby indemnifies and holds C+ and Bluebird, their subsidiaries, affiliates, subdistributors, agents and successors, licensees and assigns and their respective partners, officers, directors and employees (the "Indemnitees") harmless from and against any and all claims, losses, liabilities, damages or costs, including reasonable legal fees and legal costs (whether or not litigation is actually commenced) arising out of: any
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material breach of any warranty, representation or undertaking made by FRI hereunder; any broadcast, exhibition, reproduction, distribution, use or exploitation of the Series or other exercise of the rights granted hereunder; or any damage to property of any person or entity or injury to, illness of, or death of any person arising out of or in the course of the development, production or delivery of the Series. C+ and/or Bluebird shall give FRI written notice of all claims for which C+ and/or Bluebird seeks indemnification hereunder and shall offer FRI the opportunity to settle, defend, litigate and/or otherwise handle the same, provided that if FRI fails or refuses to act, given a reasonable time to do so, C+ and/or Bluebird may handle said claim in its sole discretion. C+ and/or Bluebird shall have the right to participate in the defense of any claim with counsel of C+'s and Bluebird's choice and at C+'s and Bluebird's expense. Any amount which FRI may become obligated to pay to any of the Indemnitees pursuant to this indemnity shall be paid by FRI upon demand. No settlement of any claim for which FRI must indemnify the other parties may be made without FRI's approval, which approval shall not unreasonably be withheld.

17. C+ Representations, Warranties and Indemnities: C+ represents, covenants and warrants to FRI and Bluebird as follows:

(a) C+ has the full power and authority to make this Letter Agreement and has not done and will not do anything which would interfere with the full performance of C+'s obligations or FRI's rights hereunder.

(b) C+ is a duly organized and existing corporation and is presently and will continue to be in good standing under the laws of France; this Agreement has been duly authorized by all requisite action of C+, has been executed on its behalf by a duly authorized officer of C+, and constitutes a valid and binding obligation of C+ enforceable in accordance with the terms hereof;

(c) C+ and its assigns will adhere to and comply with all third party contractual obligations in exploiting the Series.

(d) C+ hereby indemnifies and holds FRI and Bluebird and their subsidiaries, affiliates, subdistributors, agents and successors, licensees and assigns and their respective partners, shareholders, officers, directors and employees (the "Indemnitees") harmless from and against any and all claims, losses, liabilities, damages or costs, including reasonable legal fees and legal costs (whether or not litigation is actually commenced) arising out of: any material breach of any warranty,
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representation or undertaking made by C+ hereunder and any material added to the
Series by C+ and C+'s exploitation of the Series and its elements. FRI and Bluebird shall give C+ written notice of all claims for which FRI and Bluebird seek indemnification hereunder and C+ shall settle, defend, litigate and/or otherwise handle the same, provided that if C+ fails or refuses to act within a reasonable period of time after receiving written notice from FRI and Bluebird, FRI and Bluebird may handle said claim using their reasonable business judgment; provided, however, that if FRI's or Bluebird's proposed settlement would, adversely impact C+'s rights it must first obtain C+'s written permission prior to entering into said settlement. FRI and Bluebird shall have the right to participate in the defense of any claim with counsel of FRI's and Bluebird's choice and at FRI's and Bluebird's expense. Any amount which C+ may become obligated to pay to any of the Indemnitees pursuant to this indemnity shall be paid by C+ upon demand. No settlement of any claim for which C+ must indemnify the other parties may be made that Breslow, Morrison, Terzian and Associates ("BMT") and Origin have an interest in Bluebird's share of revenues hereunder pursuant to separate agreements between BMT and Bluebird and Origin and Bluebird.

(h) Bluebird hereby indemnifies and holds FRI, C+ and their subsidiaries, affiliates, subdistributors, agents and successors, licensees and assigns and their respective partners, shareholders, officers, directors and employees (the "Indemnitees") harmless from and against any and all claims, losses, liabilities, damages or costs, including reasonable legal fees and legal costs (whether or not litigation is actually commenced) arising out of: any material breach of any warranty, representation or undertaking made by Bluebird hereunder. FRI and C+ shall give Bluebird written notice of all claims for which FRI and C+ seek indemnification hereunder and Bluebird shall settle, defend, litigate and/or otherwise handle the same, provided that if Bluebird fails or refuses to act within a reasonable period of time after receiving written notice from FRI and C+, FRI and C+ may handle said claim using their reasonable business judgment. FRI and C+ shall have the right to participate in the defense of any claim with counsel of FRI's and C+'s choice and at FRI's and C+'s expense. Any amount which Bluebird may become obligated to pay to any of the Indemnitees pursuant to this indemnity shall be paid by Bluebird upon demand. No settlement of any claim for which Bluebird must indemnify the other parties may be made without Bluebird's approval, which approval shall not unreasonably be withheld.

19.  Default.  No party hereunder shall be deemed in default hereunder:

Film Roman, Inc.
June 11, 1993
Page 26


(a) Unless the other party has served upon that party a written notice of such default, and such party has failed to cure such default within fifteen (15) business days of its receipt of such notice (or such shorter period of time as may be reasonable under the circumstances).

(b) If any alleged nonperformance has been caused by the occurrence of any act of God, war, governmental law, ordinance, order or regulation, or by reason of fire, flood, earthquake, labor dispute, lockout, strike, accident, or public enemy or by reason of any other cause, thing or occurrence of the same or any other nature not within that party's control which would excuse such performance under applicable law.

20.  Security Interest

To secure the full and complete performance of all of FRI's obligations and liabilities under this Letter Agreement, FRI hereby grants to C+ a first priority security interest in all collateral derived from the Series and the Videogame Distribution Rights. FRI shall sign and deliver to C+ UCC-1 Financing Statements and a Security Agreement, Assignment and Mortgage of Copyright in the form attached hereto as Exhibit "F", and shall, at the request of C+, promptly execute and deliver all further forms, documents and agreements which C+ may request in order to evidence, confirm or perfect the first priority security interest granted hereunder. C+ agrees to release such security interest promptly following C+'s recoupment of one hundred percent (100%) of the C+ Investment.

21.  Takeover Right.

It at any time C+ believes, in its reasonable good faith sound business judgment based upon cost reports, production reports and customary television animation production measures of progress and cost projections that there is a likely risk of FRI not being able to complete and deliver the Series under this Letter Agreement; or FRI fails at any time to comply with any of the material terms hereof and C+ reasonably believes such noncompliance will affect its rights hereunder, and C+ is not reasonably satisfied that the likelihood of any such risk arising will be removed or adequately reduced by the steps proposed to be taken by FRI, then in addition to any and all other remedies available to C+ hereunder, C+ shall have the right but not the obligation to take over and complete the production of the Series. C+ agrees that prior to taking over the production of the Series hereunder, it shall meet with FRI and give full consideration to the views and proposals put forward by FRI to

Film Roman, Inc.
June 11, 1993
Page 27


remove the risks to C+'s rights hereunder, and that FRI shall have a period of not less than fifteen (15) business days to cure any deficiencies, if such deficiencies could reasonably be cured within such period. If C+ exercises such right, it shall be deemed to have been appointed the manager and agent of FRI for the purpose of completing the Series and FRI shall and hereby undertakes to place at the disposal of and under the control of C+, the production account and all persons, premises and equipment employed and used by FRI in connection with the production of the Series. FRI also undertakes upon takeover by C+, without additional remuneration, to cooperate fully with C+ to enable such takeover to take place with the minimum possible disruption to the Series and to furnish all information and render all reasonable and customary production services in connection with the production of the Series as C+ shall reasonably request.

22.  Notices.

All notices from a party to any other party or parties shall be given in writing by airmail (postage prepaid), messenger or telecopier (and if sent by telecopier, such notice shall be concurrently sent through the mail) addressed as indicated below. The earlier of: (i) actual receipt; (ii) seven (7) business days after the date of mailing; or (iii) the date of telecopying shall be deemed to be the date of service.

(a) To FRI:

Mail: Film Roman, Inc.
12020 Chandler Boulevard
Suite 200
North Hollywood, California 91706
Attention: Mr.  Bill Schultz
Telecopier: (818) 985-2973
With a Jon F.  Vein, Esq.
courtesy Dern & Vein
copy to: 1901 Avenue of the Stars
Suite 400
Los Angeles, California 90067
Telecopier: (310) 557-2224

(b) To C+:

Mail: CANAL+ Droits Audiovisuelles, SNC
85/89 Quai Andre Citroen
75711, Paris, France
Cedex 15

Film Roman, Inc.
June 11, 1993
Page 28


Attention:  Ms.  Valerie Rolandez
            Ellipse Programme


CANAL+ Distribution
Business Affairs Department
15 Square de Vergennes
75015, Paris, France
Attention:  Ms. Raechel Crossen

[PAGE 32 IS MISSING.]

of the California Code-of Civil Procedure but only to the extent the arbitration shall not be unreasonably delayed as determined by the arbitrators. Written notice of a claim for arbitration must be given within the applicable statute of limitations. During arbitration, each party shall bear the cost of the arbitrator chosen by such party and the cost of witnesses called by such party; the costs of the third arbitrator and the arbitration shall be shared equally; provided, however, that the prevailing party in the arbitration shall be entitled to recover its reasonable attorneys' fees and other arbitration costs from the other party as part of the arbitration award. The decision and award of the arbitrators shall be final and binding without appeal, and enforceable in all courts of competent jurisdiction. The results of the arbitration shall be confidential. Nothing contained herein shall, however, (i) prevent any party from seeking and obtaining temporary, preliminary, prohibitory or mandatory injunctions in any court having jurisdiction, (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, or ((iii) prevent C+ from enforcing its security interest through a court proceeding.

24.  Relationship of Parties

Neither FRI nor C+ nor Bluebird is an agent or representative of the other, and neither shall be liable for or bound by any representation, act or omission whatsoever of the other. This Letter Agreement shall in no way create a joint venture or partnership or be for the benefit of any third party. Neither C+ nor FRI nor Bluebird shall have the authority to bind the other or the other's representatives in any way.

25. Assignment. Neither C+, FRI nor Bluebird shall have the right to assign this Letter Agreement or any obligation, right or interest hereunder without the prior written consent of the other parties, which shall not unreasonably be withheld.

Film Roman, Inc.
June 11, 1993
Page 29


26. Other Documents. Each party shall, at the request of the other, execute such assignments, certificates or other instruments ("Documents") as each party may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its rights hereunder and to effectuate the intent and purpose of this agreement.

27. Waiver. No waiver of any breach of any provision of this agreement shall constitute a waiver of any other breach of the same or any other provision of this agreement. No waiver will be effective unless made in writing.

28. Paragraph Headings. The paragraph headings in this agreement are provided for convenience of reference only and will not effect, qualify, or amplify the contents of the paragraphs.

29. Agreement Binding. This agreement will be binding on an inure to the benefit of, the duly appointed heirs, executors, administrators, successors and assigns of the parties hereto.

30.  General Provisions.

No payment by C+ shall constitute a waiver of any term or condition of this agreement. This Agreement may be executed in counterpart copies, each of which shall be an original agreement and all of which when taken together shall constitute one and the same instrument. If any provision of this agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the agreement shall be deemed modified to the extent necessary to avoid the illegality but the void or unenforceable provision shall in no way affect any other provision of this agreement or the validity or enforceability of this agreement. This agreement shall be construed in accordance with the internal substantive laws of the State of California, U.S.A., applicable to agreements entered into and wholly performed therein.

31. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

32. Entire Agreement. This agreement, including attached Schedules and Exhibits, contains the entire understanding of the parties and supersedes all previous written and oral understandings between the parties with respect to the subject matter of this agreement. No modification of this agreement or any part of it will be effective unless in writing and duly executed by all parties.

Film Roman, Inc.
June 11, 1993
Page 30


IN WITNESS WHEREOF, the parties have entered into this agreement as of the date first written above.

                                       FILM ROMAN, INC.

                                       By:/s/ Phil Roman
                                          -------------------------------------

                                       Its:President
                                           ------------------------------------


                                       CANAL+ DROITS AUDIOVISUELLES, SNC


                                       By:_____________________________________

                                       Its:____________________________________


                                       BLUEBIRD TOYS (UK) LIMITED


                                       By:_____________________________________

                                       Its:____________________________________